The Bank of New York
101 Barclay Street, 22nd Floor

February 15, 2007


Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing one Ordinary Share of Banco
Hipotecario Sociedad Anomia
(Form F-6 File No 333-132394)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the par value change of Banco Hipotecario Sociedad Anomia, from 10 Pesos to 1 Peso and the ratio change from one American Depositary Receipt representing one Ordinary Share of Banco
Hipotecario Sociedad Anomia. to one American
Depositary Receipt representing ten Ordinary
Shares of Banco Hipotecario Sociedad Anomia , effective February 15, 2007.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate with revised par value of 1 Peso and revised ratio of one American Depositary
Receipt equals ten Ordinary Shares of Banco
Hipotecario Sociedad Anomia.

The Prospectus has been revised to reflect the new par value and new ratio ratio by addition of the following notation:

Effective February 15, 2007, the par value will be 1 Peso each and the ratio will be 1
ADS equals 10 Ordinary Shares
Please contact me with any questions or
comments at 212 815-4244.